UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2013

PINGTAN MARINE ENTERPRISE LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-35192	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

18/F, Zhongshan Building A No. 154 Hudong Road Fuzhou, PRC	350001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-10-6569-3988

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 4, 2013, Pingtan Marine Enterprise Ltd. (the “Company”) entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Fuzhou Honglong Ocean Fishery Co., Ltd., a company incorporated under the laws of China and an affiliate of the Company (the “Buyer”) for the sale of the Company’s wholly-owned subsidiary China Dredging Group Co., Ltd. (“CDGC”). The Buyer’s owner, Mr. Xinrong Zhuo, is the Chairman and the Chief Executive Officer of the Company.

The Share Purchase Agreement provides for the sale by the Company of all of the outstanding capital shares and other equity interests of CDGC. In consideration for CDGC, the Buyer will (i) forgive the Company's current $155.2 million 4% promissory note due on June 19, 2015; (ii) transfer to the Company the 25-year exclusive operating rights for 20 new fishing vessels, with such rights appraised at $216.1 million by BMI Appraisals Limited (“BMI”); and (iii) forgive the current consolidated accounts due from the Company to CDGC in the amount of $172.1 million.

As part of its diligence in evaluating the potential transaction, the Company’s Board of Directors (the “Board”) received a fairness opinion from its independent financial advisor and investment banking firm, Duff and Phelps, LLC, and appraisal reports from BMI for the respective operating rights and licenses to conduct fishing services using the 20 new vessels. The Company also previously announced on October 28, 2013 that the Board, excluding Chairman and CEO Mr. Xinrong Zhuo, and the Company’s Senior Officer, Mr. Bin Lin, who recused themselves due to their interest in the transaction, would evaluate any potential alternative proposals received during a 30 day period. After receiving no alternative proposals, on December 3, 2013, the Board, excluding Chairman and CEO Mr. Xinrong Zhuo, and the Company’s Senior Officer, Mr. Bin Lin, unanimously approved moving forward with the transaction and executed and closed the Share Purchase Agreement. The Share Purchase Agreement contains customary representations and warranties and covenants of each party. Breaches of the representations and warranties will be subject to customary indemnification and termination provisions.

The Share Purchase Agreement is attached hereto as Exhibits 10.1 and incorporated by reference herein. The descriptions contained herein of the terms of the Share Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Share Purchase Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 8.01	Other Events.

On December 4, 2013, the Company issued a press release regarding the transaction contemplated by the Share Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1, which is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Exhibit 99.1 shall not be incorporated by reference into any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Share Purchase Agreement by and between Pingtan Marine Enterprise Ltd. and Fuzhou Honglong Ocean Fishery Co., Ltd., dated December 4, 2013.
99.1	Press Release, dated December 4, 2013.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:   December 9, 2013

Pingtan Marine Enterprise Ltd.

By:	/s/ Xinrong Zhuo
Xinrong Zhuo
Chief Executive Officer